                                                                   EXHIBIT 10.33


                            UNIT PURCHASE AGREEMENT

     This Unit Purchase Agreement (this "AGREEMENT") is made and entered into as of ____________________, 1996, by and between Golf One Industries, Inc., a Delaware corporation (the "COMPANY"), and the Purchaser identified on the signature page ("PURCHASER").

     1.   Purchase and Sale.

          (a) On the terms and subject to the conditions of this Agreement, Purchaser hereby purchases from the Company, the Company hereby sells to the Purchaser, the number of Units set forth adjacent to the Purchaser's name on the signature page of this Agreement. Each Unit consists of a promissory note to the Company ( a "Note") in the principal amount of $25,000 and warrants (the "Warrants") to purchase 6,500 shares of the Common Stock of the Company (the "Warrant Shares"). The Units, the Notes the Warrants and the Warrant Shares are hereby sometime collectively referred to as the "Securities."

          (b) The purchase price for each Unit shall be $25,000 which has been paid in cash, check or by wire transfer to the Company concurrently herewith.

          (c) The Note shall be substantially in the form of Exhibit "A" to this Agreement. The Warrants shall be substantially in the form of Exhibit "B" to this Agreement.

     2. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

          (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware;

          (b) The Company has the corporate power and authority to perform its obligations under this Agreement, and to execute and deliver this Agreement and the Note. The Note constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with the terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditor's right generally, usury laws (see Section 5 of this Agreement) or the availability of equitable remedies; and

          (c) The execution and delivery of this Agreement does not, and compliance by the Company with the provisions hereof will not, conflict with or result in a breach or default under any note, bond, mortgage, license, agreement or other instrument or obligation to which the Company is a party or by which it may be bound.

     3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

          (a) Purchaser is an "accredited investor" within the meaning of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"); as such, (i) if Purchaser is an individual, Purchaser has either: (A) a net worth, or a joint net worth with Purchaser's spouse, at the date hereof in excess of $1,000,000; or (B) income in excess of $200,000 in each of the two most recent years, or joint income with Purchaser's spouse in excess of $300,000 in each of those years, with a reasonable expectation of reaching the same income in the current year; (ii) if Purchaser is a corporation or partnership, either: (A) it was not formed for the specific purpose of acquiring the Note and has total assets in excess of $5,000,000; or (B) all of the equity owners of such corporation or partnership are individuals who meet their requirements in (i) above; or (iii) Purchaser is either: (A) a broker/dealer registered under Section 15 of the Securities Exchange Act of 1934; (B) an insurance company as defined under Section 2(13) of the Securities Act; (C) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of such Act) which is either a bank, savings and loan association, insurance company or registered investment advisor; or (D) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if the plan has total assets in excess of $5,000,000.

          (b) Purchaser understands that the Company is a start-up corporation with no assets or operations, except that the Purchaser has the right to acquire all of the outstanding Common Stock of Rhino Marketing, Inc. pursuant to that certain Stock Agreement with the shareholder of Rhino; Purchaser further understands that an investment in the Securities involves a high degree of risk, and Purchaser is able to bear the risk of an entire loss of his or her investment in the Securities; Purchaser has such knowledge and experience in financial business matters that he or she is capable of evaluating the merits and risks of the investment in the Securities and in protecting his or her own interest in connection with this transaction.

          (c) Purchaser understands that the Securities have not been registered under the Securities Act or under any state securities laws. Purchaser is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer placed upon Purchaser pursuant to
Section 4. of this Agreement may result in Purchaser being required to hold the Securities for an indefinite period of time.


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
          (d) Purchaser is acquiring the Securities for Purchaser's own account, and not as a nominee or agent for others, and not with a view to resale or distribution of any part thereof, and Purchaser has no present intention of selling or distributing the Securities.

          (e) Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Purchaser further represents that it has had an opportunity to ask questions and receive answers from Company and its officers and directors regarding the terms and conditions of the offering and the business, prospects and financial condition of the Company.

          (f) Purchaser is a resident of the state set forth in Purchaser's address on the signature page of this Agreement.

     4.   Restrictions on Transfer.

          Purchaser acknowledges and agrees that the Securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or unless the Company shall have received a written opinion of counsel, in form and substance satisfactory to the Company and its counsel, to the effect that the disposition may be effected without registration under the Securities Act. As a further condition to any such disposition, except in the event that such disposition is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any disposition of the Securities by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested the Company to ensure compliance by such transferee with the Securities Act.

     5.   Miscellaneous Provisions.

          (a) NOTICES. All notices, requests and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, sent other than by registered or certified mail, shall be effective when received; if sent by registered or certified mail it shall be effective upon deposit in the United States mails. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

          (b) ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

          (c) SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

          (d) GOVERNING LAW. This Agreement and the legal relationship between the parties hereto shall be governed by and be construed in accordance with the internal laws of the State of California without taking into account provisions regarding choice of law.

          (e) CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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
          IN WITNESS HEREOF, this Agreement has been made and entered into as of the date and year first above written.

                                           GOLF ONE INDUSTRIES, INC.

                                           By:
                                           Its:

                                           2811 Airpark Drive
                                           Santa Maria, California 93455

                                           PURCHASER

                                           By

                                           Address:

                                           Number of Units:

                           GOLF ONE INDUSTRIES, INC.
                     EXHIBIT "A" TO UNIT PURCHASE AGREEMENT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL PURCHASER OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

                                ACQUISITION NOTE

Santa Maria, California                                                   , 1996

     FOR VALUE RECEIVED, GOLF ONE INDUSTRIES, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to ______________, or registered assigns (the "HOLDER"), in lawful money in the United States of America, the sum of _______________________ (______), together with simple interest on the unpaid balance payable on the maturity date at the rate of eleven percent (11%) per annum.

     Maturity Date. The earlier to occur of: (i) the closing of the Company's acquisition of 100% of the stock of Rhino Marketing, Inc., a California corporation; and (ii) November 8, 1996.

     Payments. All payments on this Note shall be made to the Holder at the address set forth on the Unit Purchase Agreement or such other address within the United States as the Holder shall from time to time notify the Company in writing.

     Prepayment. This Note may be prepaid at any time without penalty or premium.

     Governing Law. This Note and the legal relations between the Holder and the Company shall be governed by and construed in accordance with the internal laws of the State of California without taking into account provisions regarding choice of law.


                                        GOLF ONE INDUSTRIES, INC.

                                        By:

                                        Its:

                           GOLF ONE INDUSTRIES, INC.


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL PURCHASER OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.



                                ACQUISITION NOTE



Santa Maria, California                                                  , 1996



      FOR VALUE RECEIVED, GOLF ONE INDUSTRIES, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to ______________, or registered assigns (the "HOLDER"), in lawful money in the United States of America, the sum of _______________________ (______), together with simple interest on the unpaid balance payable on the maturity date at the rate of eleven percent (11%) per annum.

     Maturity Date. The earlier to occur of: (i) the closing of the Company's acquisition of 100% of the stock of Rhino Marketing, Inc., a California corporation; and (ii) November 8, 1996.

     Payments. All payments on this Note shall be made to the Holder at the address set forth below or such other address within the United States as the Holder shall from time to time notify the Company in writing.

     Prepayment. This Note may be prepaid at any time without penalty or premium.

     Governing Law. This Note and the legal relations between the Holder and the Company shall be governed by and construed in accordance with the internal laws of the State of California without taking into account provisions regarding choice of law.


                                        GOLF ONE INDUSTRIES, INC.

                                        By:

                                        Its:

                                  UNIT OFFERING


TERMS OF THE
OFFERING:           24 Units, each Unit consisting of a promissory note in the amount of $25,000 and warrants (the "Warrants") to purchase
                    6,500 shares of the common stock (the "Common Stock") of Golf One, Inc., a Delaware corporation (the "Company") or
                    "Golf"



GROSS PROCEEDS:     Maximum - $800,000; Minimum - $25,000



PURPOSE OF
OFFERING:           The Company has entered into an agreement (the "Rhino
                    Acquisition Agreement") to acquire one hundred percent
                    (100%) of the outstanding stock of Rhino. Rhino is a newly formed Delaware corporation engaged in the recreational golf industry. A description of Golf, Rhino and its anticipated operations is set forth in detail in the Company's Business
                    Plan of November 1, 1995 (the "Plan") provided herewith as
                    Exhibit "A." The Rhino Acquisition Agreement contemplates that the Company will raise not less than $2,000,000 through the sale of equity securities. The Company intends to obtain such proceeds through a private placement offering of Common
                    Stock (the "PPO") as promptly as practicable following completion of this Offering.



USE OF PROCEEDS:    The proceeds from the Unit Offering may be used for. (i) an interim secured loan to Rhino in the amount of $200,000;
                    (ii) additional financing to Rhino as Golf management deems necessary; (iii) offering costs anticipated not to exceed
                    $75,000; (iv) legal, accounting, commitment and investment banking fees; and (v) other transaction costs and working capital.



TERMS OF THE
ACQUISITION NOTE:


       PRINCIPAL
          AMOUNT:   $25,000 per Acquisition Note.


        INTEREST:   11% per annum, simple interest or the maximum interest rate permitted by applicable law, payable on the maturity date.


        MATURITY:   The earlier to occur of: (i) the closing of the PPO; or,
                    (ii) November 8, 1996.

WARRANTS:           The Warrants will be exercisable of any time on or prior to
                    December 31, 1998 at a per share price equal to the lesser of $2.00 or 60% of the price at which the Common Stock is sold in the PPO. The price per share for the Company's private placement is currently anticipated at $3.33 which would result in an exercise price of $2.00.




REGISTRATION
RIGHTS: Each purchaser will be entitled to "piggyback" registration rights with respect to the Common Stock acquired upon expense of the Warrants (the "Warrant Stock"). The Business Plan contemplates that the Company will effect an initial public offering approximately twelve months following the closing of the PPO. The Company would, subject to approval of the underwriters and upon the request of a purchaser, include the Common Stock underlying the Warrant in the registration statement for the Offering. No assurance can be given that the Company will complete a public offering.



INVESTOR
QUALIFICATIONS:     Units will be sold only to "accredited investors" under
                    Regulation D of the Securities and Exchange Commission. Each purchaser will be required to execute the acknowledgment attached hereto as Exhibit "B."



STATUS OF
SECURITIES:         The Acquisition Note and the Warrants will be "restricted
                    securities" under the Securities Act of 1933, as amended, and will be subject to certain restrictions on transfer.



ADDITIONAL
CONSIDERATION:      Each Unit purchaser will receive a complete set of custom
                    fitted Rhino irons and woods, and a three volume video set of Bob Mann's "Automatic Golf."

                                 GOLF ONE, INC.





NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON THEIR EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE


               Warrants                            Certificate Number:


                                 GOLF ONE, INC.
                     CLASS A COMMON STOCK PURCHASE WARRANTS


Golf One, Inc. a Delaware corporation (the "Company"), certifies that for value received _____________, is the registered holder (the "Holder") of _____________ (________) Class A Common Stock Purchase Warrants of the Company (the "Warrants"). Each Warrant entitles the Holder to purchase from the Company, at any time prior to the Expiration Date (as hereinafter defined), one share of the Common Stock of the Company (subject to adjustment as hereinafter provided) (the "Conversion Shares") at ________, on the terms and conditions hereinafter provided. This Warrant is issued pursuant to a Unit Purchase Agreement (the "Unit Purchase Agreement") between the Company and the original Holder thereof.

     1. Exercise

         1.1 The "Exercise Price" shall be $2.00 per share provided, however, that if the Company sells shares of its Common Stock in one or a series of related transactions in which the aggregate sales price exceeds $1,500,000 at any time after November 30, 1995 and on or prior to March 31, 1996, and the average sale price per share (the "Sales Price") is less then $3.33, the Exercise Price shall be reduced to 60% of the Sales Price.

         1.2 Time of Exercise. The Warrants may be exercised in whole or in part at any time on or before December 31, 1998 (the "Expiration Date"), after which time the Warrants shall expire and be of no further force or effect.

         1.3 Manner of Exercise. The Warrants are exercisable by delivery to the Company of the following (the "Exercise Documents") (i) this Certificate (ii) a written notice of election to exercise the Warrants; (iii) a certificate confirming that the representations and warranties of the original holder of the Warrants in the Unit Purchase Agreement are true and correct as of the date of exercise; and (iv) the Purchase Price (and any applicable transfer taxes),

         Within 30 days Mowing receipt of the foregoing, the Company shall execute and deliver to the Holder a certificate or certificates representing the aggregate number of Conversion Shares purchased by the Holder. No fractional shares of Common Stock or scrip shall be issued upon exercise of the Warrants. If more than one Warrant is exercised at any one time by the Holder, the number of full shares of Common Stock issuable upon exercise thereof shall be computed on the basis of the aggregate number of the Warrants so exercised. If the computation for determining the number of shares of Common Stock issuable upon exercise of the Warrants shall result in other than a whole number, the Company shall pay to the Holder an amount equal to the fair value of the fractional share, such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to become a record holder of such Conversion Shares as of the date of receipt by the Company of all the Exercise Documents. If less than all of the Warrants evidenced by this Certificate are exercised, the Company will, upon exercise, execute and deliver to the Holder a new certificate evidencing the Warrants not so exercised.


         1.4 Compliance with Applicable Federal and State Securities Laws. Notwithstanding any provision of this Certificate to the contrary, the Company shall not be obligated to issue Conversion Shares upon exercise of the Warrants if such issuance would be a violation of federal or applicable state securities laws.

     2. Adjustments of Exercise Price and Number and Kind of Conversion Shares

         2.1 In the event that the Company shall at any time hereafter (i) pay a dividend in Common Stock or securities convertible into Common Stock; (ii) subdivide or split its outstanding Common Stock; (iii) combine its outstanding Common Stock into a smaller number of shares; or (iv) issue additional shares of Common Stock without consideration in a transaction substantially similar to or having an effect of the transactions described in clauses (i), (ii) and (iii) above, then the number of Conversion Shares to be issued immediately after the occurrence of any such event shall be adjusted so that the Holder thereafter may receive the number of shares of Common Stock it would have owned immediately following such action if it had exercised the Warrants immediately prior to such action and the Purchase Price shall be adjusted to reflect such proportionate increases or decreases in the number of Conversion Shares.

         2.2 In case of any reclassification of the outstanding shares of Common Stock the (other than a change covered by Section 2.1 hereof or a change which solely affects the par value of such shares) or in the case of any merger or consolidation or merger in which the Company is not the continuing corporation and which results in any reclassification or capital reorganization of the outstanding shares), the Holder shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Purchase Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, by a Holder of the number of shares of Common Stock obtainable upon the exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares covered by Section 2.1, then such adjustment shall be made pursuant to both this Section 2.2 and Section 2.1. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, capital reorganizations and mergers or consolidations, sales or other transfers.

     3. Transfer. Subject to compliance with applicable securities laws and the conditions set forth in the Unit Purchase Agreement, the Warrants are transferable, on the books of the Company maintained for such purpose by Holder in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. If less than all of the Warrants evidenced by this Certificate are transferred, the Company will, upon transfer, execute and deliver to the Holder a new certificate evidencing the Warrants not so transferred.

     4. Registration Rights.

         4.1 If the Company shall determine to register any Common Stock under the Securities Act of 1933 (the "Securities Act") for sale in connection with a public offering of Common Stock for cash, the Company will give written notice thereof to the Holder and will use its best efforts to effect the registration under the Securities Act of all of the Conversion Shares which Holder may request in a writing delivered to the Company within 15 days after the notice given by the Company; provided, however, if the representative of the underwriters of the offering shall refuse in writing to include in such offering all of the shares requested by included by the Company and others, the shares to be included shall be allocated first to the Company and then among the others based on the respective number of shares of Common Stock held by such persons. If the Company decides not to, and does not, file a registration statement with respect to such registration, or thereafter determines to withdraw the same before the effective date thereof, the Company will promptly so inform the Holder, and the Company will not be obligated to complete the registration of the Conversion Shares included therein.

         4.2 The Holder agrees not to effect any public sale or distribution of Conversion Shares (regardless of whether the Conversion Shares are included in the registration) during the period beginning ten days prior to and ending 180 days (or such shorter period as may be permitted by the representative of the underwriters) after the effective date of any registration statement filed by the Company for a public offering of any of its securities (except as part of such registration). This covenants shall survive the exercise of the Warrants.

         4.3 The Holder may not include Conversion Shares in any registration statement unless the Holder (i) if the offering is being underwriting, agrees to sell such Conversion Shares on the basis provided in any underwriting arrangement approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting, and furnishes to the Company such information as the Company may require from the Holder for inclusion in the registration statement (and the prospectus included therein).

         4.4 If the Holder desires to include in a registration statement Conversion Shares which have not been issued, the Holder shall exercise such portion of the Warrants as may be necessary to provide Holder with such Conversion Shares provided that such exercise may he made contingent upon the closing of the sale of Conversion Shares pursuant to such registration.

         4.5 The Company shall bear and pay all expenses incurred in effecting any registration pursuant to this Section 4, including without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration; provided that the Holder shall bear any legal expenses for its own counsel and underwriting discounts or broker commissions relating to the sale of its Conversion Shares.

         4.6 The Company shall not be obligated to offer to the Holder the right to include Conversion Shares in a registration statement pursuant to this
Section 4 more than one time; provided, however that it shall be deemed that the Company has not made such an offer to the Holder if either (i) the Holder has requested that its Conversion Shares be included in a registration statement and the representative of the underwriters has not permitted the inclusion of all of such Shares or (ii) the registration statement related to such Conversion Shares shall not become effective.

         5. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be issuable upon exercise of the Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of the Warrants, the Company shall promptly seek such corporate action as may necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         6. Notice and Addresses. All notices, requests, consents and other communications required hereunder shall be in writing and by first class mail or by registered or certified mail, postage prepaid, return receipt requested, and (other than in connection with the exercise of the Warrants) shall be deemed to have been duly made when deposited in the mails upon mailing by first class mail or by registered or certified mail, postage prepaid, return receipt requested: if addressed to the Holder, at the last address of such Holder on the books of the Company; and if addressed to the Company at 2811 Airpark Drive Santa Maria, California 93455 or such other address as the Company may designate in writing.

         7. No Rights as Shareholder. The Holder shall have no rights as a shareholder of the Company with respect to the Conversion Shares until the receipt by the Company of all of the Exercise Documents. Except as may be provided by Section 2 of this Certificate, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Company receives all of the Exercise Documents.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer on _____________, 1996.




                                           GOLF ONE, INC.





                                           By:__________________________



                                           Its:_________________________